Exhibit 99.1

OriginClear’s Water On Demand Subsidiary Closes Acquisition of Fortune Rise Sponsor, LLC

Clearwater, FL – December 29, 2022 – OriginClear Inc. (OTC Pink: OCLN), the Clean Water Innovation Hub™, announces that its subsidiary, Water On Demand, Inc. (“Water On Demand” or “Company”) (www.waterondemand.net), has closed the acquisition of Fortune Rise Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), which is the sponsor of Fortune Rise Acquisition Corp. (NASDAQ: FRLA) (the “SPAC”).

Pursuant to a Membership Interest Purchase and Transfer Agreement and Securities Transfer Agreement with the members of the Sponsor, the Company acquired the membership interests of the Sponsor and is now the beneficial owner of 2,343,750 shares of Class B Common Stock of the SPAC, each of which is exercisable into one share of Class A Common Stock of the SPAC. The purchase price for the membership interests was $403,516.61.

The SPAC is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

While the SPAC may pursue an acquisition opportunity in any business, industry, sector or geographical location, it is focusing on industries that complement its management team's background, and it intends to capitalize on the ability of its management team to identify and acquire a business where its management team has extensive experience.

The Company also assumed the obligation to make any necessary extension payments in connection with the extension of the period of time in which the SPAC may consummate its initial business combination as described in the SPAC’s S-1 Registration Statement, including the three-month extension from November 5, 2022 to February 5, 2023 referenced in the press release dated November 1, 2022.

The SPAC is a "shell company" as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. The SPAC will not generate any operating revenues until after the completion of its initial business combination, at the earliest. To date, the SPAC's efforts have been limited to organizational activities and activities related to its initial public offering as well as the search for a prospective business combination target.

About OriginClear

Once a government monopoly, clean water is going private. Local industries and communities are now treating and recycling their own water, helping to reduce the burden on municipal systems and save on fast-rising water rates while also responding to the challenge of climate change. That’s good for business and good for sustainability, and now the innovative fintech, Water On Demand™, is fueling this movement. For the first time, Clean Water is becoming an investable asset, open to Main Street investors, with the potential for generational royalties. OriginClear® is the Clean Water Innovation Hub™ for both Water On Demand and Modular Water Systems™ – a leader in onsite, prefabricated systems made with sophisticated materials that can last decades. Get live weekly updates every Thursday by signing up at www.originclear.com/ceo.

For more information, visit the company’s website: https://www.originclear.com/

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OriginClear Safe Harbor Statement

Matters discussed in this release contain forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "may," "intend," "expect," “plans” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.

These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization, and if or when the Company will receive and/or fulfill its obligations under any purchaser orders. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as may be required under applicable law.

Media Contact
The Pontes Group
Lais Pontes Greene (954) 960-6083
lais@thepontesgroup.com
www.thepontesgroup.com

Investor Relations and Press Contact:
Devin Angus
Toll-free: 877-999-OOIL (6645) Ext. 3
International: +1-323-939-6645 Ext. 3
Fax: 323-315-2301
ir@OriginClear.com
www.OriginClear.com